Exhibit 23


                 [McGrail Merkel Quinn & Associates Letterhead]





            Consent of Independent Registered Public Accounting Firm
            --------------------------------------------------------


         We hereby consent to the use in Form 10-K/A (File No. 000-23777) filed with the Securities and Exchange Commission of our report dated February 26, 2007, relating to the consolidated financial statements of Penseco Financial Services Corporation and subsidiary.



/s/ McGrail Merkel Quinn
      & Associates


Scranton, Pennsylvania
December 17, 2007